Exhibit 99.1
Chico’s FAS, Inc. • 11215 Metro Parkway • Fort Myers, Florida 33966 • (239) 277-6200
For Immediate Release
Executive Contact:
Robert C. Atkinson
Vice President-Investor Relations
Chico’s FAS, Inc.
(239) 274-4199
Laurie Van Brunt to Join Chico’s FAS, Inc. as Brand
President — Soma
     Fort Myers, FL - May 5, 2010 - Chico’s FAS, Inc. (NYSE: CHS) today announced that it has appointed Laurie Van Brunt as Brand President — Soma Intimates. Ms. Van Brunt is expected to start the week of May 17, 2010 and will be reporting directly to David F. Dyer, President and CEO.
     Ms. Van Brunt has spent the last five years with J.C. Penney Company, serving as its Marketing Vice President, Director of Brand Management and most recently as a Vice President over Intimate Apparel. At J.C. Penney, Ms. Van Brunt was responsible for the private brand portfolio for women’s apparel, lingerie, home, accessories, and footwear. Ms. Van Brunt has over 30 years of retail experience, more than 25 years of specialty retail experience with companies such as Chadwick’s of Boston, Lane Bryant, and Petite Sophisticate, and 15 years of intimate apparel experience.
     David F. Dyer commented, “We are delighted to welcome Laurie to the Chico’s FAS family. Laurie is an inspiring and successful leader with an excellent merchandising, visual, and strategic planning background in both the store and Internet environments. Her experience and perspective should enable us to continue building the Soma Intimates brand in the marketplace.”
     Mr. Dyer continued, “I would like to take this opportunity to thank Verna Gibson, Board member and interim Brand President—Soma Intimates, for her tireless efforts and dedication in leading the Soma brand over the past several months. Under Verna’s leadership, Soma is well positioned for continued growth and is entirely focused on its mission to provide innovative and expertly fitted designer quality intimate and lifestyle apparel at affordable prices. Thank you Verna.”
     Ms. Gibson will continue working with the Soma Intimate brand for the next few months to facilitate a smooth transition of responsibilities to Ms. Van Brunt.

ABOUT CHICO’S FAS, INC.
The Company is a women’s specialty retailer of private branded, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing gift items. The Company operates 1,104 specialty stores, including stores in 48 states, the District of Columbia, the U.S. Virgin Islands and Puerto Rico.
The Chico’s brand currently operates 598 boutique and 50 outlet stores, publishes a catalog during key shopping periods throughout the year, and conducts e-commerce at www.chicos.com.
White House | Black Market currently operates 334 boutique and 17 outlet stores, publishes a catalog highlighting its latest fashions and conducts e-commerce at www.whitehouseblackmarket.com.
Soma Intimates is the Company’s developing concept with 100 boutique stores and 5 outlet stores today. Soma Intimates also publishes a catalog for its customers and conducts e-commerce at www.soma.com.
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives, estimates or expectations of the Company or future results or events constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, and conditions in the specialty retail industry. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Users of forward-looking statements are encouraged to review the Company’s latest annual report on Form 10-K, its filings on Form 10-Q, management’s discussion and analysis in the Company’s latest annual report to stockholders, the Company’s filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company’s business, results of operations and financial condition. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.
For more detailed information on Chico’s FAS, Inc., please go to our corporate website, www.chicosfas.com.